UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2020

CC NEUBERGER PRINCIPAL HOLDINGS I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39272	98-1526024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Park Avenue, 58th Floor New York, New York	10166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 355-5515

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	PCPL.U	The New York Stock Exchange

Shares of Class A common stock included as part of the units	PCPL	The New York Stock Exchange

Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	PCPL WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2020, Matthew Skurbe assumed the role of Chief Financial Officer of CC Neuberger Principal Holdings I (the “Company”).

Mr. Skurbe is the Chief Financial Officer and Chief Operating Officer and Senior Managing Director of CC Capital and affiliated partnerships and currently also serves as Chief Financial Officer of CC Neuberger Principal Holdings II (NYSE: PRPB),

Douglas Newton, who resigned effective immediately from the role of Chief Financial Officer, will continue to serve the Company as Executive Vice President, Corporate Development following his resignation as Chief Financial Officer.

Mr. Skurbe will not be compensated by the Company for his services as Chief Financial Officer and has not entered into an employment agreement with the Company.

In connection with this appointment, Mr. Skurbe is expected to enter into an indemnity agreement and a letter agreement with the Company on the same terms as the indemnity agreements and letter agreements entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2020

CC NEUBERGER PRINCIPAL HOLDINGS I

By:	/s/ Chinh E. Chu
Name:	Chinh E. Chu
Title:	Chief Executive Officer